2023 ASH Annual Meeting Clinical Data December 12, 2023

2 Cautionary note regarding forward-looking statements These slides and the accompanying oral presentation may contain “forward-looking statements”. These statements include, but are not limited to: statements about our plans, strategies, timelines and expectations with respect to the development, manufacture or sale of ABECMA (ide-cel), including the design, initiation, enrollment and completion of clinical studies; timelines for the results of ongoing and planned clinical trials for ABECMA in additional indications; the timing or likelihood of regulatory filings and acceptances and approvals thereof; expectations as to the market size for ABECMA; the progress and results of our commercialization of ABECMA, including our goal of increasing manufacturing capacity, expanding site footprint, educating on real world evidence and treatment sequencing, improving the manufacturing process and the number of patients that are expected to be treated with ABECMA in the commercial setting; anticipated revenues resulting from sales of ABECMA; statements about the efficacy and perceived therapeutic benefits of ABECMA and the potential indications and market opportunities therefor; statements about the results of the PFS analysis, and potential impact of such results, and the timing and review of additional studies and regulatory applications for ABECMA; statements about the strategic plans for 2seventy bio and potential corporate development opportunities, including manufacturing expectations, benefits received from collaborations, expectations regarding our use of capital, expenses and other future financial results, including our net cash spend, cash runway and U.S. net revenue for ABECMA in 2023. Any forward-looking statements in this presentation are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation, including, without limitation, the risk that the market opportunities for our approved product or any future approved product are smaller than we believe they are; the risk that BMS, upon whom we rely for the successful development and commercialization of ABECMA does not devote sufficient resources thereto, is unsuccessful in its efforts, or chooses to terminate its agreements with us; the risk that we and/or BMS or our third party vendors will be unable to increase manufacturing and supply capacity for ABECMA; the risk that our BLAs, sBLAs and INDs will not be accepted for filing by the FDA on the timeline that we expect, or at all; the risk that our plans with respect to the preclinical and clinical development and regulatory approval of our product candidates may not be successfully achieved on the planned timeline, or at all; the risk that ABECMA will not be as commercially successful as we may anticipate; and the risk that we are unable to manage our operating expenses or cash use for operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the information statement contained in our most recent Form 10-K and most recent quarterly reports any other filings that we have made or will make with the Securities and Exchange Commission in the future. All information in this presentation is as of the date of the release, and 2seventy bio undertakes no duty to update this information unless required by law. This presentation has been prepared by 2seventy bio for the exclusive use of the party to whom the Company delivers this presentation. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The information contained herein is for informational purpose and may not be relied upon in connection with the purchase or sale of any security. Neither the Company nor any of its affiliates or representatives makes any representation or warranty, expressed or implied, as to the accuracy or completeness of this presentation or any of the information contained herein, or any other written or oral communication transmitted or made available to the you or your affiliates or representatives. The Company and its affiliates and representatives expressly disclaim to the fullest extent permitted by law any and all liability based, in whole or in part, on the presentation or any information contained herein or any other written or oral communication transmitted or made available to you or your affiliates or representatives, including, without limitation, with respect to errors therein or omissions therefrom. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

3 Opening Remarks ABECMA Data ABECMA Commercial Updates and Closing Remarks Q&A Nick Leschly, chief kairos officer Anna Truppel-Hartmann, M.D., SVP, clinical development Steve Bernstein, M.D., chief medical officer Chip Baird, chief operating officer All TOPIC SPEAKER Agenda for Today

The sole mission of 2seventy is to “unleash the curative potential of the T cell” Our experience in drug development and deep execution capabilities in cell therapy allow us to design & deliver multi-layered, multi-modality T cell-based solutions that have the potential to address and overcome the immunologically evasive and suppressive properties of tumors. TIME GEEKS 4

Key questions informed by ASH 2023 data 5 What is the potential profile of Abecma in front line? What did we learn from KarMMa-3 in terms of OS? What does this mean for Abecma in the 3L+ commercial setting? What are you doing to shift the dynamics in the market? • KarMMa-2c data demonstrate potential of Abecma to deliver frequent, deep and durable responses in patients with inadequate response to front line ASCT. • As of data cut, all patients who received maintenance with lenalidomide are still in response. • OS was confounded by patient-centric design which allowed for crossover. Imbalance in early deaths driven by patients untreated with ide-cel. • No detriment shown in Abecma arm. • Significant PFS benefit over standard of care in heavily pretreated patient population • Importance of bridging therapy, especially in high risk patients • BMS driving rapid expansion of site footprint, education on real world evidence and treatment sequencing.

KarMMa-2c 6

➤ KarMMa-2 cohort 2c

KarMMa-2c: Deepened responses in patients with inadequate response to frontline ASCT (<VGPR)


No lenalidomide maintenance
Lenalidomide maintenance
M2D1
M4D1
M6D1
M8D1
M10D1
M12D1
M14D1
M16D1
M18D1
M20D1
M22D1
M24D1
M26D1
M28D1
M30D1
M32D1
M34D1
M36D1
M38D1
M40D1
M42D1
M44D1
M46D1
M48D1
DAYS ON STUDY
CR/sCR
VGPR
PR
MINIMAL RESPONSE
STABLE DISEASE
PD
LEN Maintenance
Ongoing

- All treated patients alive at data cut-off with median FU of 39.4 months; no new safety signals
- ORR: 87.1%; CRR: 77.4%
- At 36 months, DOR was 80.9% and PFS was 76.8%
- Of the 8 patients that received lenalidomide maintenance, progression events have not been observed

The bar starts at month 2, day 1 (equivalent to 1 month post ide-cel infusion) and continues to later of last response assessment date or data cutoff date (May 3, 2023). Response was defined as ≥ PR based on IMWG criteria by investigator assessment.
D, day; LEN, lenalidomide; M, month.

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KarMMa-2c: deep and durables responses in suboptimal ASCT responders support KarMMa-9 design KarMMa-2c data support conviction in transformative potential of ABECMA in front-line setting 8 • With a median follow-up of 39.4 months, the ORR in patients treated with Abecma (n=31) was 87.1% (95% CI: 70.2-96.4), CRR: 77.4% (95% CI: 58.9-90.4). • No progressive disease (PD) events occurred in patients who received maintenance KarMMa-9: seeks to improve upon the SoC in transplant eligible NDMM • ASCT is SoC in NDMM transplant eligible patients, however high unmet need of up to 50- 60% patients <CR after transplant • KarMMa-9 will address a unique NDMM segment by adding on to transplant • All patients will receive lenalidomide maintenance per protocol • Study is open and enrolling

KarMMa-3 9Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

➤ KarMMa-3 updated analysis

KarMMa-3 study design (NCT03651128)

KarMMa-3

Key inclusion criteria

- 2-4 previous regimens (including an IMiD agent, PI, and daratumumab)
- Refractory to the last regimen

Stratification factors

- Age (< 65 vs ≥ 65 years)
- Number of previous regimens (2 vs 3 or 4)
- High-risk cytogenetics (yes vs no/unknown)


R 2:1
PFS analysis[a]
Leukapheresis
LDC
Ide-cel
n = 254
Optional bridging therapy
(n=212, 83%)
≤ 1 cycle,[b] min 14 days of washout
Single ide-cel infusion
150 to 450 x 10^6 CAR+ T cells
n = 225
PFS follow-up;
3-month safety follow-up
Survival follow-up
Standard regimens
(DPd, DVd, IRd, Kd, or EPd)
n = 132
Standard regimens
Continuous treatment until PD, unacceptable toxicity or consent withdrawal
n = 126
Ide-cel crossover therapy allowed after confirmed PD (n=74, 56%)

Objectives

Endpoints

Primary endpoints

- PFS by IRC

Key secondary endpoints

- ORR, OS

Other secondary endpoints

- CRR, DOR, MRD negative CR, PFS2
- Safety

29 (11%) patients in the ide-cel arm and 6 (5%) patients in the SoC arm remained untreated

[a]Time from randomization to the first occurrence of disease progression or death from any cause according to IMWG criteria; [b]Up to 1 cycle of DPd, DVd, IRd, Kd, or EPd may be given as bridging
AE, adverse event; DPd, daratumumab/pomalidomide/dexamethasone; DVd, daratumumab/bortezomib/dexamethasone; EPd, elotuzumab/pomalidomide/dexamethasone; IRC, Independent Response Committee; IRd, ixazomib/lenalidomide/dexamethasone; Kd, carfilzomib/dexamethasone; LDC, lymphodepleting chemotherapy; min, minimum; MRD, minimal residual disease; PD, progressive disease; PFS2, progression-free survival on next line of therapy; PROs, patient-reported outcomes; PS, performance status; R, randomization

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➤ KarMMa-3 updated analysis

Heavily Pretreated, Triple Class Exposed Patient Population

Characteristic	Ide-cel (n = 254)	Standard regimens (n = 132)
Median (range) age, years	63 (30–81)	63 (42–83)
Median (range) time from diagnosis to screening, years	4.1 (0.6–21.8)	4.0 (0.7–17.7)
Previous autologous HSCT	214 (84)	114 (86)
R-ISS disease stage		
I	50 (20)	26 (20)
II	150 (59)	82 (62)
III	31 (12)	14 (11)
EMP	61 (24)	32 (24)
High tumor burden[a]	71 (28)	34 (26)
High-risk cytogenetics[b]	166 (65)	82 (62)
del(17p)	66 (26)	42 (32)
t(4;14)	43 (17)	18 (14)
t(14;16)	8 (3)	4 (3)
1q gain/amplification	124 (49)	51 (39)
Ultra-high–risk cytogenetics[c]	67 (26)	29 (22)
Median (range) time to progression on last prior antimyeloma therapy, months	7.1 (0.7–67.7)	6.9 (0.4–66.0)
Daratumumab refractory	242 (95)	123 (93)
Triple-class–refractory[d]	164 (65)	89 (67)

Baseline characteristics were generally balanced between treatment arms

Overall, 66% of patients had triple-class refractory RRMM and 95% were daratumumab refractory, indicating a difficult-to-treat patient population

Adapted from Rodríguez-Otero P, et al. *N Engl J Med* 2023;388:1002–1014.

Data are n (%) unless otherwise stated. [a]≥ 50% CD138+ plasma cells in bone marrow; [b]Included del(17p), t(4;14), t(14;16), or 1q gain/amplification; [c]≥ 2 of del (17p), t(4;14), t(14;16), t(14;20), or 1q gain/amplification; [d]Refractory to ≥ 1 each of an IMiD agent, a PI, and an anti-CD38 antibody. EMP, extramedullary plasmacytoma; HSCT, hematopoietic stem cell transplantation; R-ISS, revised International Staging System.

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Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

Significant benefit with ide-cel at final PFS analysis (ITT population) 12Rodríguez-Otero P, et al. ASH 2023 Abstract 1028 ➤ KarMMa-3 updated analysis PFS was analyzed in the ITT population of all randomized patients in both arms and included early PFS events occurring between randomization and ide-cel infusion. PFS based on IMWG criteria per IRC. aBased on Kaplan-Meier approach; bStatified HR based on univariate Cox proportional hazard model. CI is two-sided. IMWG, International Myeloma Working Group; mITT, modified intent-to-treat; SE, standard error. 1. Rodríguez-Otero P, et al. N Engl J Med 2021;384:705-716. 2. Rodríguez-Otero P, et al. N Engl J Med 2021;384:705-716; 3. Munshi NC, et al. N Engl J Med 2021;384:705-716; 4. Raje N, et al. N Engl J Med 2019;380:1726-1737. Ide-cel Standard regimens Patients at risk: 41% 19% PF S (% ) 100 80 60 40 20 0 0 3 6 9 12 15 18 21 24 27 30 33 3936 Months since randomization Ide-cel Standard regimens 254 206 177 153 131 111 94 77 54 25 14 7 7 2 132 76 43 34 31 21 18 12 9 6 5 3 2 1 HR 0.49 (95% CI, 0.38–0.63) Hazard ratiob 41% 19% 18-month PFS rate 13.8 months Median PFSa 4.4 months • Ide-cel continued to show longer PFS than standard regimens, with a 51% reduction in risk of PD or death, consistent with the KarMMa-3 interim analysis1 • With extended follow- up, the safety profile of ide-cel was consistent with prior reports with no new safety signals identified2-4

10 26 18 11 41 5 0 20 40 60 80 100 Ide-cel Standard regimens Statistically significant, deep and durable responses with ide-cel Rodríguez-Otero P, et al. ASH 2023 Abstract 1028 ➤ KarMMa-3 updated analysis Per IMWG criteria. Individual responses may not sum to ORR due to rounding. aOR is for ORR, calculated based on the observed response rate with two-sided Wald CI; bTwo-sided Wald interval; cPatients with ≥ PR; dPatients with CR or sCR; e≥ 1 negative MRD value within 3 months prior to achieving ≥ CR until PD or death. MRD was assessed by NGS at a sensitivity of 10-5 per IMWG Uniform Response Criteria and as specified by the protocol. 95% CI was calculated using 2-sided Wald interval. OR, odds ratio; NGS, next generation sequencing; PR, partial response; sCR, stringent complete response; VGPR, very good partial response. 1. Rodríguez-Otero P, et al. N Engl J Med 2021;384:705-716. 2. Hansen et al, ASH 2023 Difference in ORR, 29% OR, 3.36a (95% CI, 2.17–5.22)b sCR CR VGPR PR ORR, 42%c (95% CI, 34–51) ORR, 71%c (95% CI, 66–77) Pa tie nt s (% ) 3 10 Ide-cel (n = 254) Standard regimens (n = 132) 1 • With extended follow-up, ide-cel continued to demonstrate higher ORR versus standard regimens1 • CR rate increased by 5% in the ide-cel arm but was unchanged for standard regimens • Ide-cel continued to demonstrate durable, statistically significant and clinically meaningful improvements in patient-reported outcomes2 Ide-cel (n = 254) Standard regimens (n = 132) CR rate, % (95% CI)d 44 (38–50) 5 (2–9) MRD-negative CR rate, n/N (%) (95% CI)e 57/163 (35) (28–42) 1/54 (2) (0–5) Median (95% CI) DOR, months 16.6 (12.1–19.6) 9.7 (5.5–16.1) Median PFS2, months 23.5 16.7 HR (95% CI) 0.79 (0.60–1.04)

Information fraction for OS was 74% (n = 164/222 required events). aBased on Kaplan–Meier approach; bStratified HR is based on the univariate Cox proportional hazards model. CI is 2-sided and calculated by bootstrap method; cTwo-stage Weibull model without recensoring (prespecified analysis). NR, not reached. OS analysis confounded by substantial crossover 14 KarMMa-3 updated analysis 254 240 223 208 190 175 169 161 143 103 75 48 44 30 13 4 0 132 126 118 93 67 50 42 34 21 14 9 8 4 2 1 1 0 254 240 223 208 190 175 169 161 143 103 75 48 44 30 13 4 0 132 128 120 114 103 91 81 75 59 45 32 24 18 11 4 3 0 Sensitivity analysis adjusted for crossoverc O S (% ) 100 80 60 40 20 0 0 3 6 9 12 15 18 21 24 27 30 33 4836 39 42 45 Months since randomization ITT population Ide-cel Standard regimens O S (% ) Months since randomization 100 80 60 40 20 0 0 3 6 9 12 15 18 21 24 27 30 33 4836 39 42 45 Patients at risk Ide-cel Standard regimens 41.4 (30.9-NR) mo Median (95% CI) OSa 23.4 (17.9-NR) mo HR 0.72 (95% CI, 0.49–1.01) Hazard ratiob 41.4 (30.9-NR) mo 37.9 (23.4-NR) mo Median (95% CI) OSa HR 1.01 (95% CI, 0.73–1.40) Hazard ratiob Rodríguez-Otero P, et al. ASH 2023 [Abstract 1028] 42% crossed over More than half of patients in standard regimens arm received ide-cel as subsequent therapy upon confirmed PD and the majority received ide-cel within 3–16 months of randomization Prespecified crossover-adjusted analysis shows OS benefit of ide-cel

Patients who never received ide-cel drive imbalance in early OS events

Patients who died ≤6 months from randomization, n (%)	Ide-cel (n = 254)	Standard regimens (n = 132)
Patients who died	**30 (12)**	**9 (7)**
Did not receive study treatment	**17 (7)**	**0**
Received study treatment	**13 (5)**	**9 (7)**
Primary cause of death		
AEs	8 (3)	3 (2)
Myeloma progression	18 (7)	6 (5)
Other causes[a]	4 (2)	0

Baseline characteristic, n (%)	Ide-cel		Standard regimens	
	Deaths ≤ 6 months from randomization (n = 30)	ITT population (n = 254)	Deaths ≤ 6 months from randomization (n = 9)	ITT population (n = 132)
R-ISS stage III	9 (30)	31 (12)	2 (22)	14 (11)
High-risk cytogenetic abnormalities[b]	21 (70)	107 (42)	6 (67)	61 (46)
EMP	12 (40)	61 (24)	3 (33)	32 (24)
High tumor burden[c]	14 (47)	71 (28)	2 (22)	34 (26)

Early deaths occurred most commonly in patients with multiple high-risk features, mostly due to myeloma progression, and mostly in patients in the investigational arm who never received ide-cel

No differences in death rates due to AEs were observed between treatment arms

[a]All 4 cases of "death from other cause" in the ide-cel arm were reported verbatim as "unknown", which was coded under the system organ class of "general disorder and administration site condition"; [b]Included del17p13 (reflective of del[17p]), t(14;16), or t(4;14); [c]Determined by the higher value between bone marrow aspiration and bone marrow biopsy CD138+ plasma cell. Low tumor burden: < 50%, high tumor burden: ≥ 50%.

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Suboptimal bridging therapy 16 Cumulative dose during bridging therapy for the ide-cel arm and cycles 1 and 2 for the standard regimens arm was defined as the sum of all doses taken in mg. Dose intensity was defined as the cumulative dose divided by total days. aFor patients in the ide-cel arm, bridging therapy was considered in the dose intensity calculation: total days in denominator = (earliest date of infusion, death, off-study, last alive, or start of subsequent therapy) − randomization date. For patients in the standard regimens arm, only the cycle 1 and cycle 2 dose were considered in dose intensity calculation. Einsele H et al. IMS 2023. 0% 20% 40% 60% 80% 100% Ide-cel Standard regimensIde-cel arm (n = 254) (bridging therapy) Standar regimens arm (n = 132) (cycles 1 and 2) 1 0 80 60 40 20 0 Pa tie nt s (% ) None, 5 Kd, 21 IRd, 15 EPd, 23 DPd, 31 DVd, 5 DPd, 20 DVd, 8 EPd, 24 IRd, 11 Kd, 11 Others, 9 None, 17 Lower use of effective bridging regimens • Less use of DPd and Kd in ide-cel arm―the 2 regimens with the most disease burden reduction during bridging therapy1 Lower dose intensity bridging therapy in ide-cel arm • 17% had no bridging; median 24 day washout period before ide-cel Median (range) time without therapy within first 60 days • Ide-cel arm: 26 (1–60) days • Standard regimens arm: 6 (0–60) days Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

Trend of OS benefit with ide-cel among treated patients 17Rodríguez-Otero P, et al. ASH 2023 Abstract 1028 ➤ KarMMa-3 updated analysis aBased on Kaplan–Meier approach; bStratified HR based on the univariate Cox proportional hazards model. CI is two-sided. O S (% ) HR 0.83 (95% CI, 0.58–1.18) Median OSa Hazard ratiob NR NR Ide-cel Standard regimens 0 3 6 9 12 15 18 21 24 27 30 33 4836 39 42 45 100 80 60 40 20 0 Months since randomizationPatients at risk: Ide-cel Standard regimens 225 223 212 200 185 171 165 157 139 99 71 45 41 28 13 4 0 126 123 115 109 101 89 79 73 58 44 31 23 18 11 4 3 0 In the treated population of patients who received the study treatment to which they were randomly assigned, there was a trend toward OS benefit with ide-cel versus standard regimens

KarMMa-3 Data Supports Potential of Abecma in Earlier Lines 18 • KarMMa-3 demonstrates a significantly longer and clinically meaningful improvement of PFS with ide-cel versus standard regimens in patients with early line relapse and triple-class exposed (TCExp) RRMM across all subgroups1 – 51% reduction in risk of disease progression or death with ide-cel • Patient-centric KarMMa-3 design allowed crossover, which confounds the OS interpretation – 56% of patients in the standard regimens arm crossed over to receive ide-cel – A prespecified analysis adjusting for crossover showed improved OS with ide-cel versus standard regimens • Bridging therapy was suboptimal for patients with multiple high-risk features and rapidly progressing disease – This highlights the importance of effective bridging therapy • The safety profile of ide-cel was manageable and consistent with previous studies1-3 • KarMMa-3 shows a favorable benefit-risk profile with ide-cel, and supports the use of ide-cel in patients with TCExp RRMM, a population with poor survival outcomes with conventional therapies

Abecma Data at ASH Reinforce Potential in Earlier Lines and Differentiated Safety Profile ➤ Encouraging phase II data in patients with suboptimal response to ASCT ➤ ORR: 87.1%; CRR: 77.4%, at 36mts PFS was 76.8% ➤ None of 8 patients with lenalidomide maintenance after ide-cel progressed ➤ These data are highly supportive of our KarMMa- 9 study ➤ Heavily pretreated patients with highly significant improvement in PFS of ide-cel vs SoC ➤ OS confounded by patient-centric design that allowed crossover ➤ Patients untreated with ide-cel drove imbalance in early deaths ➤ Durable, statistically significant and clinically meaningful improvements in patient-reported outcomes ➤ Safety profile manageable and consistent with previous studies KarMMa-2 NDMM KarMMa-3 phase III 19Rodríguez-Otero P, et al. ASH 2023 Abstract 1028 Abecma continues to demonstrate significant benefit in the real-world setting with consistent efficacy and safety, despite a sicker patient population than the pivotal KarMMa trial

Commercial Update and Closing 20Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

2023 2022 2024-2030+ ABECMA® return to growth driven by label expansion, increased capacity and double-digit market growth 21*US ABECMA profit and loss shared 50/50 between 2seventy and BMS as part of the collaboration agreement; unaudited, based on information currently available and subject to change; **Based on current operating plan and anticipated revenue Launch and Lead • Focus on meeting significant demand • Increase capacity across supply chain • KarMMa-3 primary endpoint met in 3L+ MM • $297M topline US revenue* Return to Growth • Potential approval in 3L+ • Expand supply chain to meet expanding patient potential • Improve profit margins • Potential approval in NDMM Scale and Adapt • Increase number of treatment sites to access broader patient population • Educate on treatment sequencing and RWE • Further scale drug product mftg capacity • Sustain high quality patient and provider commercial delivery • Initiation of NDMM KarMMa-9 study

THANK YOU 22Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

APPENDIX 23Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

Figure 1. KarMMa-2 cohort 2 study design

Post-treatment follow-up period → **Survival follow-up**

Ide-cel infusion (150–450 × 10^6 CAR+ T cells)[a]	Minimum 24 months or until PD post–ide-cel infusion, whichever is longer[b]	Post-treatment follow-up discontinuation visit	Every 3 months up to 5 years after the last patient received their first ide-cel infusion

Cohort 2 (N = 99)
Clinical high-risk MM (1 regimen)

Cohort 2a (n = 37)
Early relapse (PD < 18 months from frontline therapy including ASCT)

Cohort 2b (n = 31)
Early relapse (PD < 18 months from frontline therapy without ASCT)

Cohort 2c (n = 31)

Key inclusion criteria

- Inadequate response (< VGPR; excluding PD) 70–110 days post ASCT (single/tandem)
- ≥ 18 years of age
- Measurable disease[c]
- Received ≥ 3 cycles of induction therapy[d]
- Must have had ASCT (single or tandem)
- ECOG performance status score ≤ 1

ClinicalTrials.gov identifier: NCT03601078

Primary endpoint	Cohort 2c: CRR (CR and sCR; by investigator per IMWG criteria)
Secondary endpoints[d]	Cohort 2c: ORR, VGPR rate, TTR, DOR, PFS, TTP, OS, safety, PK, immunogenicity (anti-CAR antibody response), HRQoL
Exploratory endpoints	Cohort 2c: MRD, biomarkers

- Efficacy and safety were analyzed in all patients who received ide-cel

[a]After lymphodepletion (cyclophosphamide 300 mg/m^2 + fludarabine 30 mg/m^2 × 3), patients received a single infusion of ide-cel at a range of 150–450 × 10^6 CAR+ T cells (up to an additional 20%; 20% over the protocol-specified dose constituted overdose); [b]At investigator discretion, patients could receive maintenance treatment post-infusion; [c]Measurable disease determined by M-protein (serum protein electrophoresis ≥ 0.5 g/dL or urine protein electrophoresis ≥ 200 mg/24 hours) and/or light chain MM without measurable disease in serum or urine (serum immunoglobulin free light chain ≥ 10 mg/dL and abnormal serum immunoglobulin κ:λ free light chain ratio); [d]Must contain a PI, an IMiD® agent, and dexamethasone.
DOR, duration of response; IMiD, immunomodulatory drug; IMWG, International Myeloma Working Group; OS, overall survival; PI, proteasome inhibitor; PK, pharmacokinetics; sCR, stringent complete response; TTP, time to progression; TTR, time to response.

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➤ KarMMa-3 updated analysis

Patient disposition

PATIENTS, n (%)	IDE-CEL (n = 254)	STANDARD REGIMENS (n = 132)	CROSSOVER FROM STANDARD REGIMENS TO IDE-CEL[A] (n = 82)
ITT population[b]	**254 (100)**	**132 (100)**	-
Received leukapheresis	249 (98)	-	82 (62)
Received bridging therapy	212 (83)	-	X
Did not receive study treatment	29 (11)	6 (5)	8 (6)
Treated population[c]	**225 (89)**	**126 (95)**	**74 (56)**
Discontinued[d]	92 (36)	34 (26)	24 (18)
Ongoing in study	**136[e] (54)**	**10 (8)**	**52[f] (39)**
Ongoing for PFS	53 (21)	7 (5)	
Survival follow-up	83 (33)	3 (2)	50[g] (38)

[a]Following IRC-confirmed PD. Percentages used the standard regimens ITT population (n = 132) as the denominator; [b]All randomized patients; [c]Patients who received the study treatment to which they were randomly assigned (identical to the previously reported safety population); percentage calculated based on ITT population; [d]In the ide-cel arm 17 patients discontinued during PFS follow-up (15 deaths, 1 withdrew consent, 1 physician decision) and 75 discontinued during survival follow-up (58 deaths, 17 withdrew consent). In the standard regimens arm 14 patients discontinued during PFS follow-up (6 deaths, 7 withdrew consent, 1 adverse event) and 18 discontinued during survival follow-up (16 deaths, 2 withdrew consent); [e]Included 3 patients ongoing in survival follow-up who received leukapheresis but did not receive ide-cel infusion; [f]Included 2 patients who received leukapheresis but not ide-cel infusion; [g]2 patients are also ongoing in the pretreatment period.

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Rodríguez-Otero P, et al. ASH 2023 Abstract 1028

➤ KarMMa-3 updated analysis

Safety summary

Patients, n (%)	Ide-cel (n = 225)	Standard regimens (n = 126)
Any grade AE	225 (100)	124 (98)
Grade 3/4 AE	210 (93)	97 (77)
Grade 5 AE	28 (12)	9 (7)
SAE	105 (47)	52 (41)

Patients, n (%)	Ide-cel (n = 254)	Standard regimens (n = 132)
Overall number of deaths	106 (42)	58 (44)
Cause of death		
Disease progression	64 (25)	37 (28)
AEs[a]	17 (7)	8 (6)
Other causes[b]	23 (9)	12 (9)
Second primary malignancies[c]	2 (1)	1 (1)

- There were no CRS or iiNT events with ide-cel since the interim analysis[1] and no parkinsonism and Guillain-Barré syndrome were reported
- The incidence of SPMs were comparable between the ide-cel and standard regimens arms; incidence rates per 100 patient-years (95% CI) were 3.6 (2.2–5.8) versus 4.1 (1.7–9.9), respectively

With extended follow-up, the safety profile of ide-cel was consistent with prior reports with no new safety signals identified[1-3]

[a]Deaths due to AEs in the ide-cel arm were sepsis (n = 4), COVID-19 (n = 2), septic shock (n = 2), bronchopulmonary aspergillosis (n = 1), *Candida* sepsis (n = 1), cytomegalovirus infection (n = 1), pneumonia (n = 1), pulmonary sepsis (n = 1), amyotrophic lateral sclerosis (n = 1), cerebrovascular accident (n = 1), cytokine release syndrome (n = 1), and respiratory failure (n = 1). Deaths due to AEs in the standard regimens arm were sepsis (n = 2), COVID-19 (n = 2), *Escherichia* sepsis (n = 1), neutropenic sepsis (n = 1), multiple organ dysfunction syndrome (n = 1), and respiratory failure (n = 1); [b]Deaths due to other causes in the ide-cel arm were death (n = 18), hemothorax (n = 1), respiratory failure (n = 1), cardiac failure (n = 1), cerebral hemorrhage (n = 1), and shock (n = 1). Deaths due to other causes in the standard regimens arm were death (n = 9), acute respiratory failure (n = 1), cytokine release syndrome (n = 1), and euthanasia (n = 1). [c]Deaths due to second primary malignancies in the ide-cel arm were leukemia (n = 1) and pancreatic adenocarcinoma (n = 1); death due to second primary malignancies in the standard regimens arm was malignant neoplasm of unknown primary site (n = 1). SAE, serious AE.

1. Rodríguez-Otero P, et al. *N Engl J Med* 2021;384:705-716; 2. Munshi NC, et al. *N Engl J Med* 2021;384:705-716; 3. Raje N, et al. *N Engl J Med* 2019;380:1726-1737.

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Rodríguez-Otero P, et al. ASH 2023 Abstract 1028
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